Exhibit h

DNP Select Income Fund Inc.

Auction Preferred Stock

Par Value $0.001 Per Share

FORM OF UNDERWRITING AGREEMENT

July [   ], 2006

UNDERWRITING AGREEMENT

July [   ], 2006

UBS Securities LLC
          as Representative(s)
c/o UBS Securities LLC
          as Managing Representative
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

               DNP Select Income Fund Inc., a Maryland corporation (the "Fund"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "Underwriters") an aggregate of 8,000 shares of preferred stock of the Fund, par value $0.001 per share, designated Auction Preferred Stock ("APS"), of which 4,000 shares have been designated Series T APS and 4,000 shares have been designated Series TH APS, each with a liquidation preference of $25,000 per share (the "Shares"). The Shares are described in the Prospectus which is defined below. UBS Securities LLC ("UBS Securities" or the "Managing Representative") will act as managing representative for the Underwriters.

               The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Securities Act"), and with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively called the "Investment Company Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (File Nos. 333-133715 and 811-04915), including a prospectus and a statement of additional information, relating to the Shares.

               Except where the context otherwise requires, "Preliminary Prospectus," as used herein, means each prospectus (including the statement of additional information incorporated therein by reference) included in such registration statement, or amendment thereof, before it became effective under the Securities Act and any prospectus (including the statement of additional information incorporated therein by reference) filed with the Commission by the Fund with the consent of the Managing Representative on behalf of the Underwriters, pursuant to Rule 497(a) under the Securities Act.

               Except where the context otherwise requires, "Registration Statement," as used herein, means the registration statement, as amended as at the time of such registration statement's effectiveness (the "Effective Time"), including (i) all documents filed as a part thereof or incorporated by reference therein, (ii) any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the

Securities Act and deemed to be part of the registration statement at the Effective Time pursuant to Rule 430A under the Securities Act, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act. In addition, the Fund has filed a Notification of Registration on Form N-8A (the "Notification") pursuant to Section 8 of the Investment Company Act.

               Except where the context otherwise requires, "Prospectus," as used herein, means the final prospectus (including the statement of additional information incorporated therein by reference) as filed by the Fund with the Commission (i) pursuant to Rule 497(h) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) or (ii) pursuant to Rule 497(b) under the Securities Act on or before the fifth business day after the date hereof (or such earlier time as may be required under the Securities Act), or, if no such filing is required, the final prospectus (including the final statement of additional information) included in the Registration Statement at the Effective Time, in each case in the form furnished by the Fund to you for use by the Underwriters and by dealers in connection with the confirmation of sales in the offering of the Shares.

               "Pricing Prospectus" means the Preliminary Prospectus that is included in the Registration Statement, or otherwise furnished by the Fund to you for use by the Underwriters and by dealers in connection with the offering of the Shares, immediately prior to the Applicable Time (as defined below) and any amendment or supplement to such Preliminary Prospectus from the Applicable Time through the Closing Time (as defined below).

               "Pricing Information" means the information relating to (i) the number of Shares issued and (ii) the offering price of the Shares included on the cover page of the Prospectus dependent upon such information.

               "Disclosure Package" means the Pricing Prospectus taken together with the Pricing Information.

               "Sales Materials" as used herein means those advertising materials, sales literature or other promotional materials or documents, if any, constituting an advertisement pursuant to Rule 482 under the Securities Act authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by the Investment Adviser (as defined below) or any representative thereof for use in connection with the public offering or sale of the Shares; provided, however, that Sales Materials do not include any slides, tapes or other materials or documents that constitute a "written communication" (as defined in Rule 405 under the Securities Act) used in connection with a "road show" or a "bona fide electronic road show" (each as defined in Rule 433 under the Securities Act) related to the offering of Shares contemplated hereby (collectively, "Road Show Materials").

               "Applicable Time" means the time as of which this Underwriting Agreement was entered into, which shall be [•]:00 pm (New York City time) on the date of this Underwriting Agreement (or such other time as is agreed to in writing by the Fund and the Managing Representative on behalf of the Underwriters).

               Duff & Phelps Investment Management Co., an Illinois corporation ("Investment Adviser"), acts as the Fund's investment adviser pursuant to an Investment Advisory Agreement by and between the Fund and the Investment Adviser, dated as of May 1, 1998 (the "Investment Advisory Agreement"). The Bank of New York acts as the custodian (the "Custodian") of the Fund's cash and portfolio assets pursuant to a Master Custody Agreement, dated as of February 26, 1999 (the "Custodian Agreement"). J.J.B. Hilliard, W.L. Lyons, Inc. acts as the administrator of the Fund pursuant to an Administration Agreement, dated as of May 1, 1998 (the "Administration Agreement"). The Fund is a party to a Service Agreement, dated as of May 1, 1998 (the "Service Agreement"), with the Investment Adviser and Phoenix Investment Partners, Ltd. ("Phoenix") whereby Phoenix provides the Investment Adviser the services of its employees and the use of various facilities and the Investment Adviser reimburses Phoenix for the direct or indirect costs thereof. The Fund has issued and outstanding preferred stock with aggregate liquidation preference of $500,000,000 designated Remarketed Preferred Stock ("RPS") and Merrill Lynch, Pierce, Fenner & Smith Incorporated acts as remarketing agent pursuant to a Remarketing Agreement dated November 17, 1988. In connection with the issuance of the RPS, the Fund adopted articles supplementary (the "RPS Articles Supplementary") to the Fund's articles of incorporation (the "Articles of Incorporation"). The Fund also has issued and outstanding preferred stock with aggregate liquidation preference of $300,000,000 designated Auction Preferred Stock (the "Existing APS"). In addition, the Fund has adopted a dividend reinvestment plan (the "Dividend Reinvestment Plan") pursuant to which holders of the class of securities consisting of shares of common stock, par value $0.001 per share (the "Common Shares") of the Fund may have their dividends automatically reinvested in additional Common Shares of the Fund if so elected.

               In connection with the issuance of the Existing APS and of the Shares, the Fund has adopted articles supplementary (the "APS Articles Supplementary") to the Articles of Incorporation. The Bank of New York will act as the Fund's auction agent with respect to the Shares pursuant to an Auction Agency Agreement, dated as of March 28, 2006 (the "Auction Agency Agreement"). The Fund has entered into a Letter Agreement, dated as of March 28, 2006, with the Depository Trust Company (the "DTC Agreement"). The Fund has adopted rating agency guidelines (the "Rating Agency Guidelines") in connection with the issuance of the Existing APS and of the Shares.

               As used in this Underwriting Agreement, "business day" shall mean a day on which the New York Stock Exchange (the "NYSE") is open for trading. The terms "herein," "hereof," "hereto," "hereinafter" and similar terms, as used in this Underwriting Agreement, shall in each case refer to this Underwriting Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Underwriting Agreement. The term "or," as used herein, is not exclusive.

               The Fund, the Investment Adviser and the Underwriters agree as follows:

1.	Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Fund agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Fund the aggregate number of Shares set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of $24,750.00 per Share. The Fund is advised that the Underwriters intend (i) to make a public offering of their respective portions of the Shares as soon after the Effective Time as is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as they may determine.

2.	Payment and Delivery. Payment of the purchase price for the Shares shall be made by the Underwriters to the Fund by Federal Funds wire transfer, against delivery of the Shares to you through the facilities of the Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time on the third business day following the date of this Underwriting Agreement (unless another date or time shall be agreed to by the Fund and the Managing Representative on behalf of the Underwriters). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time." Certificates for the Shares, if any, shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the Closing Time. For the purpose of expediting the checking of the certificates for the Shares by you, the Fund agrees to make such certificates, if any, available to you for such purpose at least one full business day preceding the Closing Time.

3.	Representations and Warranties of the Fund and the Investment Adviser. Each of the Fund and the Investment Adviser jointly and severally represents and warrants to each Underwriter as follows:

(a)	(i) (A) the Registration Statement has heretofore become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act, will be filed with the Commission and become effective under the Securities Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; and (B) no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or of the Prospectus or the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or, to the Fund’s knowledge, are contemplated by the Commission.

(ii) On (1) the Effective Date and the date on which the Prospectus is first filed with the Commission pursuant to Rule 497(b), (h) or (j) under the Securities Act, as the case may be, (2) the date on which any post-

effective amendment to the Registration Statement (except any post- effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which the distribution of the Shares is completed) became or becomes effective or any amendment or supplement to the Prospectus was or is filed with the Commission and (3) the Closing Date, the Registration Statement, the Prospectus and any such amendment or supplement thereto and the Notification complied or will comply in all material respects with the requirements of the Securities Act and the Investment Company Act, as the case may be. At the Applicable Time, the Pricing Prospectus complied in all material respects with the requirements of the Securities Act and the Investment Company Act, as the case may be. On the Effective Date and on the date that any post-effective amendment to the Registration Statement (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which the distribution of the Shares is completed) became or becomes effective, neither the Registration Statement nor any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated in it or necessary to make the statements in it not misleading. Except as permitted under Rule 430 under the Securities Act (and other applicable rules under Regulation C under the Securities Act), the Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances under which they were made, not misleading. At the Effective Date and, if applicable, the date the Prospectus or any amendment or supplement to the Prospectus was or is filed with the Commission and at the Closing Date, the Prospectus did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances under which they were made, not misleading. The foregoing representations in this Section 3(a)(ii) do not apply to statements or omissions relating to the Underwriters made in reliance on and in conformity with information furnished in writing to the Fund by the Underwriters expressly for use in the Registration Statement, the Prospectus, or any amendments or supplements thereto, as described in Section 9(f) hereof.

(b)	(i) The Fund has been duly formed, is validly existing as a corporation under the laws of the state of Maryland, with full power and authority to conduct all the activities conducted by it, to own or lease all assets owned or leased by it and to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus; (ii) the Fund is duly licensed and qualified to do business and in good standing in each jurisdiction in which its ownership or leasing of property or its conducting of business requires such qualification, except where the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Fund; (iii) the Fund owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Pricing Prospectus and the Prospectus, except where the failure to obtain such licenses, permits, consents, orders, approvals and other authorizations, either alone or in the aggregate, would not reasonably be expected to have a material adverse effect on the Fund; and (iv) the Fund has no subsidiaries.

(c)	The capitalization of the Fund is as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus. The Common Shares conform in all material respects to the description of them in the Pricing Prospectus and the Prospectus. All the outstanding Common Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Fund's currently outstanding RPS and the Existing APS conform in all material respects to the description of them in the Prospectus. All the outstanding RPS and the Existing APS have been duly authorized and are validly issued, fully paid and nonassessable. The Shares to be issued and delivered to and paid for by the Underwriters in accordance with this Underwriting Agreement against payment therefor as provided by this Underwriting Agreement have been duly authorized and when issued and delivered to the Underwriters will have been validly issued and will be fully paid and nonassessable. No person is entitled to any preemptive or other similar rights with respect to the Shares.

(d)	The Fund is duly registered with the Commission under the Investment Company Act as a diversified, closed-end management investment company, and, subject to the filing of any final amendment to the Registration Statement (a "Final Amendment"), if not already filed, all action under the Securities Act and the Investment Company Act, as the case may be, necessary to make the public offering and consummate the sale of the Shares as provided in this Underwriting Agreement has or will have been taken by the Fund.

(e)	The Fund has full power and authority to enter into each of this Underwriting Agreement, the Investment Advisory Agreement, the Custodian Agreement, the Administration Agreement, the Service Agreement, the Remarketing Agreement, the Auction Agency Agreement, the DTC Agreement and the Dividend Reinvestment Plan (collectively, the "Fund Agreements") and to perform all of the terms and provisions hereof and thereof to be carried out by it and (i) each Fund Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Fund, (ii) each Fund Agreement does not violate in any material respect any of the applicable provisions of the Investment Company Act or the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively called the "Advisers Act"), as the case may be, and (iii) assuming due authorization, execution and delivery by the other parties thereto, each Fund Agreement constitutes the legal, valid and binding obligation of the Fund enforceable in accordance with its terms, (A) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (B) except as rights to indemnity thereunder may be limited by federal or state securities laws.

(f)	None of (i) the execution and delivery by the Fund of the Fund Agreements, (ii) the issue and sale by the Fund of the Shares as contemplated by this Underwriting Agreement and (iii) the performance by the Fund of its obligations under any of the Fund Agreements or consummation by the Fund of the other transactions contemplated by the Fund Agreements conflicts with or will conflict with, or results or will result in a breach of, (x) the Articles of Incorporation, RPS Articles Supplementary or bylaws of the Fund, each as amended through the date hereof, (y) the APS Articles Supplementary and the Rating Agency Guidelines, each as amended through the date hereof, or (z) any agreement or instrument to which the Fund is a party or by which the Fund is bound, or any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Fund, other than (a) state securities or "blue sky" laws applicable in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement or (b) in the case of clause (z), that would not reasonably be expected to have a material adverse effect on the Fund.

(g)	The Fund is not currently in breach of, or in default under, any written agreement or instrument to which it is a party or by which it or its property is bound or affected except for any breach or default that would not reasonably be expected to have a material adverse affect on the Fund.

(h)	No person has any right to the registration of any securities of the Fund because of the filing of the registration statement.

(i)	No consent, approval, authorization or order of any court or governmental agency or body or securities exchange or association, whether foreign or domestic, is required by the Fund for the consummation by the Fund of the transactions to be performed by the Fund or the performance by the Fund of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Fund Agreements, except such as (i) have been obtained under the Securities Act, the Investment Company Act, or the Advisers Act, and (ii) may be required by the NYSE or under state securities or "blue sky" laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement.

(j)	The Common Shares are listed on the NYSE.

(k)	Ernst & Young LLP, whose report appears in the Prospectus, is an independent registered public accounting firm with respect to the Fund as required by the Securities Act and the Investment Company Act.

(l)	The financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (including the statement of assets and liabilities, schedule of investments, statement of operations, statement of changes in net asset value, statement of cash flows and the notes to such financial statements) presents fairly in all material respects, in accordance with generally accepted accounting principles in the United States applied on a consistent basis, the financial position of the Fund as of the date indicated.

(m)	The Fund will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets through an asset reconciliation procedure or otherwise at reasonable intervals and appropriate action is taken with respect to any differences.

(n)	Since the date as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition (financial or otherwise), business, prospects, properties, net assets or results of operations of the Fund, whether or not arising in the ordinary course of business and (ii) there have been no transactions entered into by the Fund other than those in the ordinary course of its business.

(o)	There is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending, or, to the knowledge of the Fund, threatened against or affecting the Fund, which (i) might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Fund or might materially adversely affect the properties or assets of the Fund or (ii) is of a character required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus; and there are no contracts, franchises or other documents that are of a character required to be described in, or that are required to be filed as exhibits to, the Registration Statement that have not been described or filed as required.

(p)	The Shares have been, or prior to the Closing Time will be, assigned a rating of "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's").

(q)	The issuance of the Shares shall not result in a suspension, qualification, withdrawal or downgrade of any of the ratings assigned by Moody's and S&P to the outstanding RPS of the Fund.

(r)	The Fund has not distributed and, prior to the later to occur of the (i) Closing Time and (b) completion of the distribution of the Shares, will not distribute any offering material in connection with the public offering or sale of the Shares other than the Registration Statement, the Disclosure Package, and the Prospectus.

(s)	The Fund intends to direct the investment of the proceeds of the offering of the Shares in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code").

(t)	There are no Sales Materials and no Road Show Materials authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by the Investment Adviser.

(u)	Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus (or any amendment or supplement to either of them), to the Fund's knowledge, after due inquiry, no director of the Fund is an "interested person" (as defined in the 1940 Act) of the Fund or an "affiliated person" (as defined in the 1940 Act) of any Underwriter listed in Schedule A hereto.

(v)	The Fund has elected to be treated, and has qualified, as a regulated investment company within the meaning of Section 851 of the Code for each taxable year of the Fund beginning on or prior to the Closing Time.

In addition, any certificate signed by any officer of the Fund and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Fund as to matters covered thereby, to each Underwriter.

4.	Representations and Warranties of the Investment Adviser. The Investment Adviser represents to each Underwriter as follows:

(a)	The Investment Adviser has been duly formed, is validly existing as a corporation under the laws of the State of Illinois with full power and authority to perform its obligations under the Investment Adviser Agreements (as defined below) and as described in the Registration Statement, the Pricing Prospectus and the Prospectus, and the Investment Adviser is duly licensed and qualified to do business and in good standing in each jurisdiction in which it is required to be so qualified in order to perform its obligations under the Investment Adviser Agreements (as defined below) and as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except to the extent that failure to be so qualified or be in good standing would not have a material adverse affect on the Investment Adviser's ability to perform its obligations under the Investment Adviser Agreements (as defined below) and as described in the Registration Statement, the Pricing Prospectus and the Prospectus; and the Investment Adviser owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to perform its obligations under the Investment Adviser Agreements (as defined below) and as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

(b)	The Investment Adviser is (i) duly registered as an investment adviser under the Advisers Act and (ii) not prohibited by the Advisers Act or the Investment Company Act from acting as the investment adviser for the Fund as contemplated by the Investment Advisory Agreement, the Registration Statement, the Pricing Prospectus and the Prospectus.

(c)	The Investment Adviser has full power and authority to enter into each of this Underwriting Agreement and the Investment Advisory Agreement (collectively, the "Investment Adviser Agreements") and to carry out all the terms and provisions hereof and thereof to be carried out by it; and each Investment Adviser Agreement has been duly and validly authorized, executed and delivered by the Investment Adviser; none of the Investment Adviser Agreements violate any of the applicable provisions of the Investment Company Act or the Advisers Act; and assuming due authorization, execution and delivery by the other parties thereto, each Investment Adviser Agreement constitutes a legal, valid and binding obligation of the Investment Adviser, enforceable in accordance with its terms, (i) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (ii) except as rights to indemnity thereunder may be limited by federal or state securities laws.

(d)	Neither (i) the execution and delivery by the Investment Adviser of any Investment Adviser Agreement nor (ii) the consummation by the Investment Adviser of the transactions contemplated by, or the performance of its obligations under any Investment Adviser Agreement conflicts or will conflict with, or results or will result in a breach of, the Articles of Incorporation or By-Laws of the Investment Adviser or any agreement or instrument to which the Investment Adviser is a party or by which the Investment Adviser is bound, or any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Investment Adviser, except in each case for such conflicts or breaches which do not, either alone or in the aggregate, have a material adverse effect on the Investment Adviser's ability to perform its obligations under any Investment Adviser Agreement.

(e)	No consent, approval, authorization or order of any court, governmental agency or body or securities exchange or association, whether foreign or domestic, is required for the consummation of the transactions contemplated in, or the performance by the Investment Adviser of its obligations under, any Investment Adviser Agreement, as the case may be, except such as (i) have been obtained under the Securities Act, the Investment Company Act, or the Advisers Act, and (ii) may be required by the NYSE or under state securities or "blue sky" laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement.

(f)	The description of the Investment Adviser and its business and the statements attributable to the Investment Adviser in the Registration Statement, the Pricing Prospectus and the Prospectus comply with the requirements of the Securities Act and the Investment Company Act and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Pricing Prospectus and the Prospectus, in light of the circumstances under which they were made) not misleading.

(g)	Except as disclosed, there is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending or, to the knowledge of the Investment Adviser, threatened against or affecting the Investment Adviser of a nature required to be disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus or that might reasonably be expected to have a material adverse effect on the Investment Adviser's ability to perform its obligations under the Investment Advisory Agreement.

(h)	In the event that the Fund or the Investment Adviser has made available any Road Show Materials or promotional materials (other than the Sales Materials) by means of an Internet web site or similar electronic means such as to constitute a bona fide electronic road show, the Investment

Adviser has installed and maintained pre-qualification and password-protection or similar procedures designed to effectively prohibit access to such Road Show Materials or promotional materials by persons other than qualified broker-dealers and registered representatives thereof.

In addition, any certificate signed by any officer of the Investment Adviser and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Investment Adviser, as to matters covered thereby, to each Underwriter.

5.	Agreements of the Parties.

	(a)	If the registration statement relating to the Shares has not yet become effective, the Fund will promptly file a Final Amendment, if not previously filed, with the Commission, and will use its best efforts to cause such registration statement to become effective and, as soon as the Fund is advised, will advise the Managing Representative when the Registration Statement or any amendment thereto has become effective. If it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Shares may be sold, the Fund will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible, and the Fund will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment or such Registration Statement has become effective. If the Registration Statement has become effective and the Prospectus contained therein omits certain information at the time of effectiveness pursuant to Rule 430A under the Securities Act, the Fund will file a 430A Prospectus pursuant to Rule 497(h) under the Securities Act as promptly as practicable, but no later than the second business day following the earlier of the date of the determination of the offering price of the Shares or the date the Prospectus is first used after the Effective Time. If the Registration Statement has become effective and the Prospectus contained therein does not so omit such information, the Fund will file a Prospectus pursuant to Rule 497(b) or a certification pursuant to Rule 497(j) under the Securities Act as promptly as practicable, but no later than the fifth business day following the date of the later of the Effective Time or the commencement of the public offering of the Shares after the Effective Time. In either case, the Fund will provide the Managing Representative satisfactory evidence of the filing. The Fund will not file with the Commission any Prospectus or any other amendment (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which distribution of the Shares is completed) or supplement to the Registration Statement or the Prospectus unless a copy has first been submitted to the Managing Representative a reasonable time before its filing and the Managing Representative has not objected to it in writing within a reasonable time after receiving the copy.

(b)	For a period of three years from the date hereof, the Fund will advise the Managing Representative promptly (i) of the issuance by the Commission of any order in respect of the Fund or the Investment Adviser which relates to the Fund, or which relates to any material arrangements or proposed material arrangements involving the Fund or the Investment Adviser, (ii) of the initiation or threatening of any proceedings for, or receipt by the Fund of any notice with respect to, any suspension of the qualification of the Shares for sale in any jurisdiction or the issuance of any order by the Commission suspending the effectiveness of the Registration Statement, (iii) of receipt by the Fund, or any representative or attorney of the Fund, of any other communication from the Commission relating in any material way to the Fund, the Registration Statement, the Notification, any Preliminary Prospectus, the Prospectus or to the transactions contemplated by this Underwriting Agreement and (iv) the issuance by any court, regulatory body, administrative agency or other governmental agency or body, whether foreign or domestic, of any order, ruling or decree, or the threat to initiate any proceedings with respect thereto, regarding the Fund, which relates in any material way to the Fund or any material arrangements or proposed material arrangements involving the Fund. The Fund will make every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement and, if any such order is issued, to obtain its lifting as soon as possible.

(c)	If not delivered prior to the date of this Underwriting Agreement, the Fund will deliver to the Managing Representative, without charge, a signed copy of the Registration Statement and the Notification and of any amendments (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which the distribution of the Shares is completed) to either the Registration Statement or the Notification (including all exhibits filed with any such document) and as many conformed copies of the Registration Statement and any amendments thereto (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which the distribution of the Shares is completed) (excluding exhibits) as the Managing Representative may reasonably request.

(d)	During such period as a prospectus is required by law to be delivered by an underwriter or a dealer, the Fund will deliver, without charge, to the Representatives, the Underwriters and any dealers, at such office or offices as the Representatives may designate, as many copies of the Prospectus as the Representatives may reasonably request, and, if any event occurs during such period as a result of which it is necessary to amend or supplement the Prospectus, in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Securities Act or the Investment Company Act, the Fund promptly will prepare, submit to the Managing Representative, file with the Commission and deliver, without charge, to the Underwriters and to dealers (whose names and addresses the Managing Representative will furnish to the Fund) to whom Shares may have been sold by the Underwriters, and to other dealers on request, amendments or supplements to the Prospectus so that the statements in such Prospectus, as so amended or supplemented, will not, in light of the circumstances under which they were made, be misleading in any material respect and will comply with the Securities Act and the Investment Company Act. Delivery by the Underwriters of any such amendments or supplements to the Prospectus will not constitute a waiver of any of the conditions in Section 6 hereof.

(e)	The Fund will make generally available to holders of the Fund's securities, as soon as practicable but in no event later than the last day of the 18th full calendar month following the calendar quarter in which the date of the Effective Time falls, an earnings statement, if applicable, satisfying the provisions of the last paragraph of Section 11(a) of the Securities Act and, at the option of the Fund, Rule 158 under the Securities Act.

(f)	The Fund will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Fund's counsel and accountants in connection with the registration of the Shares and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing this Underwriting Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Shares (including advertising expenses of the Underwriters, if any); (iii) the cost of preparing share certificates, if any; (iv) the expenses (including, but not limited to, travel, hotels and other accommodations) incurred by the Fund's or the Investment Adviser's directors, officers, employees and other personnel in connection with meetings held with registered brokers in connection with the offering of the Shares, the preparing to market and the marketing of the Shares; (v) any fees charged by securities rating services for rating the Shares; (vi) the fees and expenses of the Depository Trust Company and its nominee, the Custodian and the Auction Agent; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for. The Fund and the Investment Adviser may otherwise agree between themselves as to the payment of the foregoing expenses, whether or not the transactions contemplated by this Underwriting Agreement are consummated, provided, however, that in no event shall the Underwriters be obligated to pay any of the foregoing expenses. It is understood, however, that, except as provided in this Section 5 and Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes, if any, on resale of any of the Shares by them, except any advertising expenses connected with any offers they may make.

(g)	If the transactions contemplated by this Underwriting Agreement are not consummated, except as otherwise provided herein, no party will be under any liability to any other party, except that (i) if this Underwriting Agreement is terminated by the Managing Representative or the Underwriters because of any inability, failure or refusal on the part of the Fund or the Investment Adviser to comply with any material terms of this Underwriting Agreement or because any of the conditions in Section 6 are not met, the Investment Adviser or the Investment Adviser's affiliates and the Fund, jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of their counsel) reasonably incurred by them in connection with the proposed purchase and sale of the Shares (provided, however, that the Fund and the Investment Adviser shall not be liable for any loss of anticipated profits or speculative or consequential or similar damages for such termination) and (ii) no Underwriter who has failed or refused to purchase the Shares agreed to be purchased by it under this Underwriting Agreement, in breach of its obligations pursuant to this Underwriting Agreement, will be relieved of liability to the Fund, the Investment Adviser and the other Underwriters for damages occasioned by its default.

(h)	Without the prior written consent of the Managing Representative, the Fund will not offer, sell or register with the Commission, or announce an offering of, any equity securities of the Fund, within 180 days after the date of the Effective Time, except for the Shares as described in the Prospectus and any issuances of Common Shares pursuant to the Dividend Reinvestment Plan.

(i)	The Fund will direct the investment of the net proceeds of the offering of the Shares in such a manner as to comply in all material respects with the investment objectives and policies of the Fund as described in the Prospectus.

(j)	No later than the Closing Time, the Underwriters will provide, and will cause any selling group member to whom they have sold Shares to provide, the Auction Agent with a list of the record names of the persons to whom they have sold Shares, the number of Shares sold to each such person, and the number of Shares they are holding as of the Closing Time;

provided that in lieu of thereof, an Underwriter may provide the Auction Agent with a list indicating itself as the sole holder of all the Shares sold by such Underwriter.

6.	Conditions of the Underwriters' Obligations. The obligations of the Underwriters to purchase the Shares are subject to the accuracy on the date of this Underwriting Agreement, and as of the Closing Time, of the representations of the Fund and the Investment Adviser in this Underwriting Agreement, to the accuracy and completeness of all material statements made by the Fund or the Investment Adviser or any of their respective officers in any certificate delivered to the Managing Representative or its counsel pursuant to this Underwriting Agreement, to performance by the Fund and the Investment Adviser of their respective obligations under this Underwriting Agreement and to each of the following additional conditions:

	(a)	The Registration Statement must have become effective by 5:30 p.m., New York City time, on the date of this Underwriting Agreement or such later date and time as the Managing Representative consents to in writing. The Prospectus must have been filed in accordance with Rule 497(b) or (h) or a certificate must have been filed in accordance with Rule 497(j), as the case may be, under the Securities Act.

	(b)	No order suspending the effectiveness of the Registration Statement may be in effect and no proceedings for such purpose may be pending before or, to the knowledge of counsel to the Underwriters, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) must be complied with or waived to the reasonable satisfaction of the Managing Representative.

	(c)	Since the dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, as of the date of this Underwriting Agreement (i) there must not have been any material change in the Common Shares, the Shares, or the RPS or the liabilities of the Fund except as set forth in or contemplated by the Pricing Prospectus or the Prospectus (provided that a change in the Fund's net asset value, liabilities or portfolio securities in the exercise of normal investment operations shall not be deemed to be a material change); (ii) there must not have been any material adverse change in the general affairs, prospects, management, business, financial condition or results of operations of the Fund or the Investment Adviser whether or not arising from transactions in the ordinary course of business as set forth in or contemplated by the Pricing Prospectus or the Prospectus (provided that a change in the Fund's net asset value, liabilities or portfolio securities in the exercise of normal investment operations shall not be deemed to be a material change); (iii) the Fund must not have sustained any material loss or interference with its business from any court or from legislative or other governmental action, order or decree, whether foreign or domestic, or from any other occurrence not described in the Registration Statement, the Pricing Prospectus and the Prospectus; and (iv) there must not have occurred any event that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement, the Pricing Prospectus or the Prospectus or that is not reflected in the Registration Statement, the Pricing Prospectus or the Prospectus but should be reflected therein in order to make the statements or information therein (in the case of the Pricing Prospectus and the Prospectus, in light of the circumstances in which they were made) not misleading in any material respect; if, in the judgment of the Managing Representative, any such development referred to in clause (i), (ii), (iii), or (iv) of this paragraph (c) makes it impracticable or inadvisable to consummate the sale and delivery of the Shares pursuant to this Underwriting Agreement by the Underwriters, at the initial public offering price of the Shares.

(d)	The Managing Representative must have received as of the Closing Time a certificate, dated as of the date thereof, of the President or a Vice- President and the chief financial or accounting officer of each of the Fund and the Investment Adviser certifying (in their capacity as such officers and, with respect to clauses (ii), (iii) and (vi) below, on behalf of the Fund and the Investment Adviser, as the case may be) that (i) the signers have carefully examined the Registration Statement, the Prospectus, the Pricing Prospectus and this Underwriting Agreement, (ii) the representations of the Fund (with respect to the certificates from such Fund officers) and the representations of the Investment Adviser (with respect to the certificates from such officers of the Investment Adviser) in this Underwriting Agreement are accurate on and as of the date of the certificate, (iii)(A) there has not been any material adverse change in the general affairs, prospects, management, business, financial condition or results of operations of the Fund (with respect to the certificates from such Fund officers) and (B) there has not been any material change with respect to the Fund (with respect to the certificates from such Fund officers) or the Investment Adviser (with respect to the certificates from such officers of the Investment Adviser), which change would materially and adversely affect the ability of the Fund or the Investment Adviser, as the case may be, to fulfill its obligations under this Underwriting Agreement or the Investment Advisory Agreement, whether or not arising from transactions in the ordinary course of business, (iv) with respect to the Fund only, to the knowledge of such officers, no order suspending the effectiveness of the Registration Statement, prohibiting the sale of any of the Shares or otherwise having a material adverse effect on the Fund has been issued and no proceedings for any such purpose are pending before or, to the knowledge of such officers after reasonable investigation, threatened by the Commission or any other regulatory body, whether foreign or domestic, (v) no order having a material adverse effect on the ability of the Investment Adviser to fulfill its obligations under this Underwriting

Agreement or the Investment Advisory Agreement, as the case may be, has been issued and no proceedings for any such purpose are pending before or, to the knowledge of the officers of the Investment Adviser after reasonable investigation, threatened by the Commission or any other regulatory body, whether foreign or domestic, and (vi) each of the Fund (with respect to the certificates from such Fund officers) and the Investment Adviser (with respect to the certificates from such officers of the Investment Adviser) has performed all of its respective agreements that this Underwriting Agreement requires it to perform by such Closing Time (to the extent not waived in writing by the Managing Representative).

(e)	The Managing Representative must have received as of the Closing Time the opinions dated as of the date thereof substantially in the form of Schedules B and C to this Underwriting Agreement from the counsel identified in each such Schedule. With respect to the opinions identified in such Schedule B, to the extent that the matters addressed in such opinions relate to matters of Maryland law, such opinions may be rendered by DLA Piper Rudnick Gray Cary US LLP addressed to the Managing Representative.

(f)	The Managing Representative must have received as of the Closing Time from Skadden, Arps, Slate, Meagher & Flom LLP and its affiliated entities an opinion dated as of the date thereof with respect to the Fund, the Shares, the Registration Statement and the Prospectus, this Underwriting Agreement and the form and sufficiency of all proceedings taken in connection with the sale and delivery of the Shares. To the extent that the matters addressed in such opinions relate to matters of Maryland law, such opinions may be rendered by DLA Piper Rudnick Gray Cary US LLP addressed to the Managing Representative. Such opinion and proceedings shall fulfill the requirements of this Section 6(f) only if such opinion and proceedings are satisfactory in all respects to the Managing Representative. The Fund and the Investment Adviser must have furnished to such counsel such documents as counsel may reasonably request for the purpose of enabling them to render such opinion.

(g)	The Managing Representative must have received on the date this Underwriting Agreement is signed and delivered by you a signed letter, dated such date, substantially in the form of Schedule D to this Underwriting Agreement from the independent registered public accounting firm designated in such Schedule. The Managing Representative also must have received as of the Closing Time a signed letter from such accountants, dated as of the date thereof, confirming on the basis of a review in accordance with the procedures set forth in their earlier letter that nothing has come to their attention during the period from a date not more than five business days before the date of this Underwriting Agreement, specified in the letter, to a date not more than five business days before the date of the Closing Time, that would require any change in their letter referred to in the foregoing sentence.

	(h)	The Shares shall have been accorded a rating of "AAA" by S&P and "Aaa" by Moody's, and a letter to such effect, dated as of or before the Closing Time, shall have been delivered to the Managing Representative.

	(i)	The issuance of the Shares shall not result in a suspension, qualification, withdrawal or downgrade on any of the ratings assigned by Moody's and S&P to the outstanding RPS of the Fund.

	(j)	As of the Closing Time, and assuming the receipt of the net proceeds from the sale of the Shares, the Investment Company Act Preferred Stock Asset Coverage and the Preferred Stock Basic Maintenance Amount (each as defined in the APS Articles Supplementary) each will be met.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement will comply only if they are in form and scope reasonably satisfactory to counsel for the Underwriters, provided that any such documents, forms of which are annexed hereto, shall be deemed satisfactory to such counsel if substantially in such form.

7.	Termination. This Underwriting Agreement may be terminated by the Managing Representative by notifying the Fund at any time:

	(a)	before the later of the Effective Time and the time when any of the Shares are first generally offered pursuant to this Underwriting Agreement by the Managing Representative to dealers by letter or telegram;

	(b)	as of or before the Closing Time if, in the sole judgment of the Managing Representative, payment for and delivery of the Shares is rendered impracticable or inadvisable because (i) trading in the equity securities of the Fund is suspended by the Commission or by the principal exchange that lists the Common Shares, (ii) trading in securities generally on the NYSE or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over-the-counter market, (iii) additional material governmental restrictions, not in force on the date of this Underwriting Agreement, have been imposed upon trading in securities or trading has been suspended on any U.S. securities exchange, (iv) a general banking moratorium has been established by U.S. federal or New York authorities or (v) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity, terrorist activity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Managing

Representative, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

	(c)	as of or before the Closing Time, if any of the conditions specified in Section 6 have not been fulfilled when and as required by this Underwriting Agreement.

8.	Substitution of Underwriters. If one or more of the Underwriters fails (other than for a reason sufficient to justify the termination of this Underwriting Agreement) to purchase as of the Closing Time the Shares agreed to be purchased as of the Closing Time by such Underwriter or Underwriters, the Managing Representative may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Managing Representative deems advisable, or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Managing Representative, in each case upon the terms set forth in this Underwriting Agreement. If no such arrangements have been made within 36 hours after the date of the Closing Time, and

	(a)	the number of Shares to be purchased by the defaulting Underwriters as of the Closing Time does not exceed 10% of the Shares that the Underwriters are obligated to purchase as of the Closing Time, each of the nondefaulting Underwriters will be obligated to purchase such Shares on the terms set forth in this Underwriting Agreement in proportion to their respective obligations under this Underwriting Agreement, or

	(b)	the number of Shares to be purchased by the defaulting Underwriters as of the Closing Time exceeds 10% of the Shares to be purchased by all the Underwriters as of the Closing Time, the Fund will be entitled to an additional period of 24 hours within which to find one or more substitute underwriters reasonably satisfactory to the Managing Representative to purchase such Shares on the terms set forth in this Underwriting Agreement.

Upon the occurrence of the circumstances described in the foregoing paragraph (b), either the Managing Representative or the Fund will have the right to postpone the date of the Closing Time for not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement, the Pricing Prospectus or the Prospectus) may be effected by the Managing Representative and the Fund. If the number of Shares to be purchased as of the Closing Time by such defaulting Underwriter or Underwriters exceeds 10% of the Shares that the Underwriters are obligated to purchase as of the Closing Time, and none of the nondefaulting Underwriters or the Fund makes arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Underwriting Agreement will terminate without liability on the part of any nondefaulting Underwriter, the Fund, or the Investment

Adviser, except as provided in Sections 5(g) and 9 hereof. Any action taken under this Section will not affect the liability of any defaulting Underwriter to the Fund or the Investment Adviser or to any nondefaulting Underwriters arising out of such default. A substitute underwriter will become an Underwriter for all purposes of this Underwriting Agreement.

9.	Indemnity and Contribution.

(a) Each of the Fund and the Investment Adviser, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder are called the "Exchange Act"), and their successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arises out of or is based any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Disclosure Package, or the Prospectus (as it may be amended or supplemented) or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except with respect to either of the foregoing clause (i) and (ii) insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through the Managing Representative to the Fund expressly for use with reference to any Underwriter in such Registration Statement or in such Disclosure Package of Prospectus (as amended or supplemented) or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information (with respect to such Disclosure Package and Prospectus in light of the circumstances under which they were made) not misleading.

If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Fund or the Investment Adviser pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Fund or the Investment Adviser, as the case may be, in writing of the institution of such Proceeding and the Fund or the Investment Adviser shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Fund or the Investment Adviser shall not relieve the Fund or the Investment Adviser from any liability which the Fund or the Investment Adviser may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the reasonable fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Fund or the Investment Adviser, as the case may be, in connection with the defense of such Proceeding or the Fund or the Investment Adviser shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Fund or the Investment Adviser (in which case the Fund or the Investment Adviser shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Fund or the Investment Adviser and paid as incurred (it being understood, however, that the Fund or the Investment Adviser shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Neither the Fund nor the Investment Adviser shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Fund or the Investment Adviser, the Fund or the Investment Adviser, as the case may be, agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)	Each Underwriter severally agrees to indemnify, defend and hold harmless the Fund and the Investment Adviser, and each of their respective shareholders, partners, managers, members, trustees, directors and officers, and any person who controls the Fund or the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Fund or the Investment Adviser or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter to the Fund or the Investment Adviser expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in the Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or the Prospectus or necessary to make such information not misleading (with respect to the Prospectus, in light of the circumstances under which they were made).

If any Proceeding is brought against the Fund, the Investment Adviser or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Fund, the Investment Adviser or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Fund, the Investment Adviser or any such person or otherwise. The Fund, the Investment Adviser or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Fund, the Investment Adviser or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Fund, the Investment Adviser and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c)	If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Adviser on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Fund and the Investment Adviser on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund or the Investment Adviser or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)	The Fund, the Investment Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the fees and commissions received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e)	The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Fund contained in this Underwriting Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Fund or the Investment Adviser, its shareholders, partners, advisers, members, trustees, directors or officers or any person who controls the Fund or the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Underwriting Agreement or the issuance and delivery of the Shares. The Fund, the Investment Adviser and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Fund or the Investment Adviser, against any of the Fund's or the Investment Adviser's shareholders, partners, managers, members, trustees, directors or officers in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

(f)	The Fund and the Investment Adviser each acknowledge that the statements in the Prospectus with respect to (1) the public offering of the Shares as set forth on the cover page of and (2) selling concessions and reallowances of selling concessions under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter through the Managing Representative to the Fund expressly for use with reference to such Underwriter in the Registration Statement or in the Disclosure Package or the Prospectus (as amended or supplemented). The Underwriters severally confirm that these statements are correct in all material respects and were so furnished by or on behalf of the Underwriters severally for use in the Prospectus.

(g)	Notwithstanding any other provisions in this Section 9, no party shall be entitled to indemnification or contribution under this Underwriting Agreement against any loss, claim, liability, expense or damage arising by reason of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties in the performance of its duties hereunder. The parties hereto acknowledge that the foregoing provision shall be applicable solely as to matters arising under Section 17(i) of the Investment Company Act, and shall not be construed to impose any duties or obligations upon any such parties under this Underwriting Agreement other than as specifically set forth herein.

10.	Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department and, if to the Fund or the Investment Adviser, shall be sufficient in all respects if delivered or sent to the Fund or the Investment Adviser, as the case may be, at the offices of the Fund or the Investment Adviser at Duff & Phelps Investment Management Co., 55 East Monroe Street, Suite 3600, Chicago, Illinois 60603.

11.	Governing Law; Construction. This Underwriting Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Underwriting Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Underwriting Agreement have been inserted as a matter of convenience of reference and are not a part of this Underwriting Agreement.

12.	Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Fund and UBS Securities each consent to the jurisdiction of such courts and personal service with respect thereto. The Fund and UBS Securities hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Underwriting Agreement is brought by any third party against UBS Securities or any indemnified party. Each of UBS Securities, the Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Investment Adviser (on its behalf and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Underwriting Agreement. Each of the Fund and the Investment Adviser agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Fund or the Investment Adviser, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Fund or the Investment Adviser, as the case may be, is or may be subject, by suit upon such judgment.

13.	Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Fund and the Investment Adviser and to the extent provided in Section 9 hereof the controlling persons, shareholders, partners, members, trustees, managers, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the

Underwriters) shall acquire or have any right under or by virtue of this Underwriting Agreement.

14.	Counterparts. This Underwriting Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

15.	Successors and Assigns. This Underwriting Agreement shall be binding upon the Underwriters, the Fund and the Investment Adviser, any successor or assign of any substantial portion of the Fund's, the Investment Adviser's, or any of the Underwriters' respective businesses and/or assets.

               If the foregoing correctly sets forth the understanding among the Fund, the Investment Adviser and the Underwriters, please so indicate in the space provided below, whereupon this letter and your acceptance shall constitute a binding agreement among the Fund, the Investment Adviser and the Underwriters, severally.

Very truly yours,

DNP SELECT INCOME FUND INC.

By:
Title:

DUFF & PHELPS INVESTMENT
MANAGEMENT CO.

By:
Title:

Accepted and agreed to as of the
date first above written, on behalf of
themselves and the other several
Underwriters named in Schedule A

UBS SECURITIES LLC

By: UBS SECURITIES LLC

__________________________
By:
Title:

__________________________
By:
Title:

SCHEDULE A

Name	Series T	Series TH

UBS Securities LLC	4,000	4,000

TOTAL	4,000	4,000

A-1

SCHEDULE B

FORM OF OPINION OF
MAYER, BROWN, ROWE & MAW LLP REGARDING THE FUND

1.
The Fund is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and is qualified to do business as a foreign corporation in the State of Illinois, which such counsel has been advised by an officer of the Fund is the only state in which the Fund maintains an office for the conduct of its business.

2.
The Fund has the corporate power and authority to: (i) own its properties and conduct its business in all material respects as described in the Registration Statement and the Prospectus; and (ii) execute, deliver, and perform its obligations under the Fund Agreements.

3.	To such counsel's knowledge, the Fund does not have any subsidiaries.

4.
The Shares, conform in all material respects as to all statements as to legal matters relating thereto contained in the Prospectus. No person is entitled to any preemptive or other similar rights with respect to the Common Shares or the issuance of the Shares arising under Maryland law or the charter or bylaws of the Fund.

5.
The number of authorized Common Shares, RPS, Existing APS and Shares is as set forth in the Prospectus under the caption "Capitalization." All Common Shares, RPS and Existing APS that to such counsel's knowledge have been issued and are outstanding prior to the issuance of the Shares have been duly authorized and validly issued and are fully paid and non- assessable.

6.
The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Fund pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable.

7.
The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act, any required filing of the Prospectus pursuant to Rule 497(c) or Rule 497(h) has been made in the manner and within the time period required by Rule 497, and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or of any Rule 462(b) Registration Statement has been issued, or proceedings therefor threatened, under the 1933 Act.

8.	The Fund is duly registered with the Commission under the 1940 Act as a closed-end diversified management investment company.

9.
Other than with respect to financial statements and related notes and schedules and any other financial, accounting and statistical information that is included or incorporated by reference in, or omitted from, the following documents, as to which such counsel need express no opinion, the Registration Statement, including any Rule 462(b) Registration Statement and any Rule 430A Information, the Prospectus and any amendment or supplement thereto through the date hereof complied as to form in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations thereunder.

10.
Insofar as the statements in the Prospectus under the captions "Description of APS," "Description of capital structure" and "U.S. federal income tax matters" and in the Registration Statement under Item 30 (Indemnification) constitute summaries of legal matters, provisions of the Fund's articles of incorporation or bylaws or legal proceedings or legal conclusions referred to therein, those statements fairly present the information called for with respect to those legal matters, documents, proceedings or conclusions.

11.
To such counsel's knowledge, there is no action, suit, proceeding, inquiry or investigation by or before any court or governmental agency that is pending against the Fund or to which any of its properties are subject or that is threatened against the Fund, which may reasonably be expected to result in a material adverse effect or to materially and adversely affect the properties or assets of the Fund, the consummation by the Fund of the transactions contemplated in the Underwriting Agreement or the performance by the Fund of its obligations thereunder.

12.
The terms of each of the Fund Agreements and the Fund's articles of incorporation, bylaws, articles supplementary adopted prior to the issuance of the RPS and of the Existing APS, and the articles supplementary adopted prior to the issuance of the Shares do not violate in any material respect any applicable provision of 1940 Act, the Rules and Regulations thereunder, the Advisers Act or the Advisers Act Rules and Regulations.

13.
Neither the execution and delivery by the Fund of, and the performance by the Fund of its obligations under, the Fund Agreements, nor the issuance and sale of the Shares to the Underwriters and the use by the Fund of the proceeds thereof as provided by the Underwriting Agreement and as described in the Prospectus under the caption "Use of Proceeds": (i) violate the Fund's articles of incorporation, bylaws, articles supplementary adopted prior to the issuance of the RPS and of the Existing APS, the articles supplementary adopted prior to the issuance of the Shares, or the Rating Agency Guidelines; (ii) violate, breach or constitute a default or event of default under the terms of any agreement or instrument that is filed as an exhibit to the Registration Statement and to which the Fund is a party or by which its property may be bound, except for violations, breaches or defaults that would not have a material adverse effect; (iii) violate the laws of the United States or the States of Maryland, New York or Illinois that are, in such counsel's experience, applicable to the transactions of the types covered by the Fund Agreements (the "Covered Laws"); (iv) violate the terms of any order of any court, governmental instrumentality, securities exchange or association or arbitrator specifically naming the Fund and known to such counsel or (v) to such counsel's knowledge, require the Fund to obtain any consent or approval by, or make any filing with, any court, regulatory body, administrative or other governmental body, agency or official under any statute, rule, or regulation of the State of Maryland or of the United States, other than consents, approvals and filings previously obtained or made and in full force and effect and the filing of the articles supplementary adopted prior to the issuance of the Shares with the State Department of Assessments and Taxation of Maryland.

14.
The execution and delivery of, and performance of the Fund's obligations under, each of the Fund Agreements have been duly authorized by all necessary action of the Fund, and the Fund has duly executed and delivered each of the Fund Agreements.

15.
Each of the Fund Agreements constitutes the legal, valid and binding obligation of the Fund, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other, similar laws affecting the rights and remedies of creditors generally and by general principles of equity (whether applied by a court of law or equity), and except as rights to indemnity thereunder may be limited by federal or state securities laws.

16.	The Shares are equity for U.S. federal income tax purposes.

                In addition, such counsel shall state that they are not opining as to factual matters, and the character of determinations involved in the registration process is such that such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the information included or incorporated by reference in the Registration Statement and the Prospectus or in any amendment or supplement thereto. Such counsel may assume the correctness and completeness of the information included or incorporated by reference therein, and such counsel need have made no independent investigation or verification of that information. However, such counsel shall state that they have participated in the preparation of the Registration Statement and the Prospectus and in discussions with certain officers and directors of the Fund, certain officers and employees of the Adviser and your Representative, and such counsel shall have reviewed certain Fund records and documents relative to the Fund and the Adviser. Based on that participation and review, such counsel shall advise you that nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement, including any Rule 462(b) Registration Statement and any Rule 430A Information, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date and as of the Closing Time, or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. This paragraph does not address, and such counsel need express no opinion with respect to, the financial statements and related notes and schedules, and other financial, accounting, and statistical information, included in, incorporated by reference in, or omitted from the Registration Statement, the Prospectus, or any amendment or supplement to either of them. Such counsel need also express no opinion with respect to any matter relating to compliance with financial covenants or financial requirements.

SCHEDULE C

FORM OF OPINION OF INTERNAL COUNSEL
REGARDING DUFF & PHELPS INVESTMENT MANAGEMENT CO.

i.           The Investment Adviser is validly existing as a corporation under the laws of the State of Illinois with full corporate power and authority to own or lease all of the assets owned or leased by it and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under the Investment Adviser Agreements.

ii.           The Investment Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting as investment adviser for the Fund under the Investment Advisory Agreement as contemplated by the Registration Statement and the Prospectus.

iii.          Each Investment Adviser Agreement has been duly and validly authorized, executed and delivered by the Investment Adviser; each Investment Adviser Agreement complies in all material respects with all provisions of the Investment Company Act and the Advisers Act; and assuming due authorization, execution and delivery by each of the other parties thereto, each Investment Adviser Agreement constitutes a legal, valid and binding obligation of the Investment Adviser, enforceable against the Investment Adviser in accordance with its terms, (1) subject, as to enforcement, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (2) except as rights to indemnity thereunder may be limited by public policy or federal or state securities laws (except that counsel may state that it expresses no opinion as to the reasonableness or fairness of compensation payable under the Investment Advisory Agreement).

iv.          Neither (A) the execution and delivery by the Investment Adviser of any Investment Adviser Agreement nor (B) the consummation by the Investment Adviser of the transactions contemplated by, or the performance of its obligations under, any Investment Adviser Agreement conflicts or will conflict with, or results or will result in a breach of, (i) the articles of incorporation or by-laws of the Investment Adviser, (ii) any agreement or instrument listed on an Annex to such opinion (which the Investment Adviser, in an officer's certificate accompanying such opinion or otherwise delivered to the Underwriters on the Closing Date, shall have identified as the only material agreements or instruments to which the Investment Adviser is a party or by which the Investment Adviser is bound) or (iii) any applicable United States federal or New York or Illinois law, rule or regulation (other than state securities or "blue sky" laws, as to which such counsel need express no opinion), or order of any New York or Illinois or United States federal court, governmental instrumentality, securities exchange or association or arbitrator, (or any other orders of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, in any other jurisdiction, as set forth on an Annex to such opinion (which the Investment Adviser, in an officer's certificate accompanying such opinion or otherwise delivered to the Underwriters on the Closing Date, shall have identified as the only orders that are material to the Investment Adviser) in each case specifically naming the Investment Adviser and (in the case of New York or Illinois or United States federal orders) known to such counsel, except in the case of each of clauses (ii) and (iii) for such conflicts or breaches which do not, either alone or in the aggregate, have a material adverse effect on the Investment Adviser's ability to perform its obligations under any Investment Adviser Agreement.

v.           To such counsel's knowledge, no consent, approval, authorization or order of any New York or Illinois or United States federal court, governmental agency or body or securities exchange or association is required for the consummation of the transactions contemplated in, or the performance by the Investment Adviser of its obligations under, any Investment Adviser Agreement, except (i) such as have been obtained under the United States federal securities laws and (ii) may be required by the New York Stock Exchange or under state securities or "blue sky" laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to the Underwriting Agreement.

vi.           To such counsel's knowledge, there is no legal or governmental proceeding pending or threatened against the Investment Adviser that is either (i) required to be described in the Registration Statement or Prospectus that is not described therein or (ii) which would, under Section 9 of the Investment Company Act, make the Investment Adviser ineligible to act as the Fund's investment adviser.

               Such counsel shall state that for purposes of the foregoing opinions, they assume that the law of the State of Connecticut is the same as the law of the State of New York and the law of the State of Illinois. Such counsel shall state that they have participated in the preparation of the Registration Statement and the Prospectus and in discussions with certain officers and directors of the Fund, certain officers and employees of the Investment Adviser and your Representative, and such counsel shall have reviewed certain Fund records and documents relative to the Fund and the Investment Adviser. Based on that participation and review, such counsel shall advise you that nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement, including any Rule 462(b) Registration Statement and any Rule 430A Information, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date and as of the Closing Time, or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. This paragraph does not address, and such counsel need express no opinion with respect to, the financial statements and related notes and schedules, and other financial, accounting, and statistical information, included in, incorporated by reference in, or omitted from the Registration Statement, the Prospectus, or any amendment or supplement to either of them. Such counsel need also express no opinion with respect to any matter relating to compliance with financial covenants or financial requirements.

SCHEDULE D

FORM OF ACCOUNTANT'S LETTER

July   , 2006

DNP Select Income Fund Inc.
55 East Monroe Street
Suite 3600
Chicago, IL 60603
   and
UBS Securities LLC
As Managing Representative
c/o      UBS Securities LLC
           299 Park Avenue
           New York, NY 10171

Dear Ladies and Gentlemen:

We have audited the statement of assets and liabilities, including the schedule of investments, of the DNP Select Income Fund Inc. (the "Fund") as of December 31, 2005 and the related statements of operations and cash flows for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the four years in the period then ended incorporated by reference in the Registration Statement (No. 333-133715) on Form N-2 for the registration of 4,000 shares each of Series T and Series TH Auction Preferred Stock (being referred to herein as the "Auction Preferred Stock") filed by the Fund under the Securities Act of 1933 (the "Act") and under the Investment Company Act of 1940 (the "1940 Act") (Registration No. 811-04915); such financial statements and our report with respect thereto are incorporated by reference in such Registration Statement as amended as of June , 2006, herein referred to as the "Registration Statement." In connection with the Registration Statement:

1.	We are an independent registered public accounting firm with respect to the Fund within the meaning of the Act, the 1940 Act and the applicable published rules and regulations thereunder adopted by the Securities and Exchange Commission ("SEC") and the Public Company Accounting Oversight Board (United States) ("PCAOB").

2.	In our opinion, the financial statements audited by us and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act, the 1940 Act and the related rules and regulations adopted by the SEC.

3.	We have not audited any financial statements of the Fund as of any date or for any period subsequent to December 31, 2005. The purpose (and therefore the scope) of our audit for the year ended December 31, 2005 was to enable us to express our opinion on the financial statements at December 31, 2005 and for the year then ended. Therefore, we are unable to express and do not express an opinion on the financial position, results of operations, cash flows, changes in net assets, or the financial highlights of the Fund as of any date or for any period subsequent to December 31, 2005.

4.	For purposes of this letter, we have read the 2006 minutes of meetings of the shareholders and the Board of Directors of the Fund as set forth in the minute book through [ ], 2006, officials of the Fund having advised us that the minutes of all such meetings through that date were set forth therein (our work did not extend to [ ], 2006).

The foregoing procedure does not constitute an audit made in accordance with the standards of the PCAOB. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5.	Fund officials have advised us that no financial statements as of any date or for any period subsequent to December 31, 2005 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after December 31, 2005 have, of necessity, been limited. We have inquired of certain officials of the Fund who have responsibility for financial and accounting matters as to whether there was any change at March 17, 2006 in the capital stock or net assets of the Fund as compared with the amounts shown on the audited December 31, 2005 financial statements included in the Registration Statement. On the basis of these inquiries and our reading of the minutes as described in 4. above, nothing came to our attention that caused us to believe that there was any such change in capital stock or net assets of the Fund, except that Fund officials have advised us that net assets increased from $1,904,206,908 at December 31, 2005 to $[ ] at [ ], 2006.

6.	Our audits of the financial statements for the periods referred to in the introductory paragraph of this letter was comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated below and, accordingly, we do not express an opinion thereon.

7.	At your request, we have read and performed procedures with regard to the following as set forth in the Registration Statement on the indicated pages:

Prospectus
Page	Procedures and findings

2.	"Use of Leverage" – We compared the proceeds received from
outstanding CP Notes of $197,255,382 at December 31, 2005 to the audited financial statements as of December 31, 2005 and found it to be in agreement.

11-13.	"Financial Highlights" – In the table "Selected Per Share Data and Ratios", we compared the amounts or percentages in the
columns titled 2005, 2004, 2003 and 2002 to the Financial
Highlights table included in the audited financial statements referred to in the introductory paragraph of this letter and found them to be in agreement.

In the table, "Information Regarding Senior Securities", we
compared amounts in the columns "Aggregate Amount
Outstanding", "CP Notes Average Market Value per $100,000 of
Principal Amount", "Aggregate Amount Outstanding" and
"Liquidation Preference and Average Market Value Per Share" for
the years December 31, 2005, 2004, 2003 and 2002 to the audited financial statements for the respective years ended December 31,
2005, 2004, 2003 and 2002 and found them to be in agreement.

We recomputed the amounts in the columns titled "Asset Coverage per $1,000 of Principal Amount (unaudited)" and "Asset Coverage per Share (unaudited)" for the years ended December 31, 2005,
2004, 2003 and 2002 as described in the Registration Statement and found them to be in agreement.

13-14.	"The Fund" – We compared the range of interest rates on CP
Notes during the year ended December 31, 2005, of 2.60% to
4.54% and the proceeds received from outstanding CP Notes of
$197,255,382 at December 31, 2005 to the audited financial
statements as of December 31, 2005 and found them to be in
agreement.

We compared the number of Common and Preferred Stock as of
December 31, 2005 in the column titled "Number of shares
outstanding" to the audited financial statements as of December
31, 2005 and found them to be in agreement.

15.	"Capitalization" – We compared the dollar amounts shown in the column titled "Actual" to the audited financial statements as of
December 31, 2005 and found them to be in agreement. We
compared the dollar amounts shown under the caption "Actual"
with the dollar amounts shown under the caption "As Adjusted"

and found them to be in agreement with the exception of (i)
"Preferred Stock" which has been adjusted for the issuance of
8,000 shares of $25,000 stated value of Auction Preferred Stock amounting to $200,000,000, and (ii) "Paid-in surplus" and "Net assets applicable to common stock" which each have been adjusted for the underwriting discounts and offering costs of $2,152,400 related to the issuance of the Auction Preferred Stock, (however, we do not comment as to the reasonableness of the underwriting discounts or offering costs or whether such issuance will actually take place). We express no opinion on the reasonableness of the amounts in that they were based on financial statements and other information that were not audited by us.

15	.	"Portfolio composition" – We recomputed the market value of
the Fund's portfolio, exclusive of short-term instruments, of 78%
as invested in equity securities and 22% as invested in other securities, based on the respective amounts in the audited financial statements as of December 31, 2005 and found them to be in
agreement.

18	.	"Lending of portfolio securities" – We compared the market
value of securities loaned of $659,052,519 and the payable upon return of securities on loan of $683,471,220 to the audited financial statements as of December 31, 2005 and found them to be in
agreement.

19	.	"Use of Leverage" – We compared the proceeds received from
outstanding CP Notes of $197,255,382 at December 31, 2005 to the audited financial statements as of December 31, 2005 and found it to be in agreement.

23	.	"Subordination risk" – We compared the proceeds received from outstanding CP Notes of $197,255,382 at December 31, 2005 to the audited financial statements as of December 31, 2005 and found it to be in agreement.

29	.	"Investment Adviser" – We compared the investment advisory
fees received of $14,771,365, $13,869,531 and $13,069,523 for the years ended December 31, 2005, 2004 and 2003 to the audited
financial statements for the years ended December 31, 2005, 2004 and 2003 and found them to be in agreement.

38	.	"Rating Agency Guidelines and Asset Coverage" – We have
obtained an analysis prepared by the Fund's administrator, Hilliard
Lyons computing the asset coverage for the Fund as of December
31, 2005, assuming the issuance on that date of all shares of
Auction Preferred Stock offered in the Registration Statement and giving effect to the deduction of related sales load and related offering costs estimated at $2,152,400 and that all amounts
outstanding under the CP notes had been repaid in full as of such date. Based on the analysis prepared by Hilliard Lyons, the asset coverage was 292% and 338%.

		46	. "Description of capital structure" – We compared the number of shares of common and preferred stock outstanding of 223,835,635 and 5,000, respectively, to the audited financial statements as of
December 31, 2005 and found them to be in agreement.

		47	. "Description of Borrowings" - We compared the range of
interest rates on CP Notes during the year ended December 31,
2005, of 2.60% to 4.54% and the proceeds received from
outstanding CP Notes of $197,255,382 at December 31, 2005 to the audited financial statements as of December 31, 2005 and found them to be in agreement.

8	.		It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the information identified in
7. above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations as to the adequacy of disclosure or as to whether material facts have been omitted.

9	.		This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Fund in connection with the offering of the securities covered by the
Registration Statement, and is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration, purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration
Statement or any other document, except that reference may be made to it in the Underwriting Agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Very truly yours,